AUTOMATIC REINSURANCE AGREEMENT
(MONTHLY RENEWABLE TERM)

EFFECTIVE January 1, 1997

Between

FORTIS BENEFITS INSURANCE COMPANY
(FORTIS BENEFITS)

500 Bielenberg Drive
Woodbury, Minnesota 55125

And

SECURITY LIFE OF DENVER INSURANCE COMPANY
(SECURITY)

Security Life Center
1290 Broadway
Denver, Colorado 80203-5699

AUTOMATIC REINSURANCE AGREEMENT
(MONTHLY RENEWABLE TERM)

This Agreement is between

FORTIS BENEFITS INSURANCE COMPANY (FORTIS BENEFITS), 500 Bielenberg Drive, Woodbury, Minnesota 55125

and

SECURITY LIFE OF DENVER INSURANCE COMPANY (SECURITY), Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

SECURITY agrees to reinsure certain portions of FORTIS BENEFITS contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, FORTIS BENEFITS and SECURITY have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 1, 1997.

FORTIS BENEFITS		SECURITY LIFE OF DENVER
INSURANCE COMPANY		INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Title:	[ILLEGIBLE]	Title:	[ILLEGIBLE]

Date:	[ILLEGIBLE]	Date:	2/9/99

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Title:	[ILLEGIBLE]	Title:	V.P. of Business Operations

Date:	[ILLEGIBLE]	Date:	2/11/99

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AUTOMATIC REINSURANCE AGREEMENT

Table of Contents

1.	PARTIES TO AGREEMENT			6

2.	REINSURANCE BASIS			6

3.	AUTOMATIC REINSURANCE TERMS			6
	a.	CONVENTIONAL UNDERWRITING		6
	b.	RETENTION		6
	c.	AUTOMATIC ACCEPTANCE LIMITS		6
	d.	AUTOMATIC IN FORCE AND APPLIED FOR LIMIT		7
	e.	RESIDENCE		7

4.	AUTOMATIC REINSURANCE NOTICE PROCEDURE			7

5.	COMMENCEMENT OF REINSURANCE COVERAGE			7
	a.	AUTOMATIC REINSURANCE		7

6.	BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES			7
	a.	LIFE REINSURANCE		7
	b.	SUPPLEMENTAL BENEFITS		7
		i.	WAIVER OF SELECTED AMOUNT	7
		ii.	WAIVER OF MONTHLY DEDUCTIONS	7
	c.	TERM INSURANCE RENEWALS		7
	d.	TABLE RATED SUBSTANDARD PREMIUMS		8
	e.	FLAT EXTRA PREMIUMS		8
	f.	RATES NOT GUARANTEED		8

7.	CASH VALUES OR LOANS			8

8.	PAYMENT OF REINSURANCE PREMIUMS			8
	a.	PREMIUM DUE		8
	b.	FAILURE TO PAY PREMIUMS		8
	c.	PREMIUM ADJUSTMENT		8

9.	PREMIUM TAX REIMBURSEMENT			8

10.	DAC TAX AGREEMENT			9

11.	REPORTS			9

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12.	RESERVES FOR REINSURANCE		10

13.	CLAIMS		10
	a.	NOTICE	10
	b.	PROOFS	10
	c.	AMOUNT AND PAYMENT OF BENEFITS	10
	d.	CONTESTED CLAIMS	10
	e.	CLAIM EXPENSES	10
	f.	EXTRACONTRACTUAL DAMAGES	11

14.	MISREPRESENTATION, SUICIDE, AND MISSTATEMENT		11

15.	POLICY CHANGES		11
	a.	NOTICE	11
	b.	INCREASES	11
	c.	REDUCTION OR TERMINATION	12
	d.	OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC	12
	e.	EXTENDED TERM AND REDUCED PAID-UP INSURANCE	12

16.	REINSTATEMENTS		12
	a.	AUTOMATIC REINSTATEMENT	12
	b.	PREMIUM ADJUSTMENT	12
	c.	NONFORFEITURE REINSURANCE TERMINATION	12

17.	INCREASE IN RETENTION		12
	a.	NEW BUSINESS	12
	b.	RECAPTURE	13

18.	ERRORS AND OMISSIONS		13

19.	INSOLVENCY		13

20.	ARBITRATION		14
	a.	GENERAL	14
	b.	NOTICE	14
	c.	PROCEDURE	14
	d.	COSTS	15

21.	GOOD FAITH; FINANCIAL SOLVENCY		15

22.	TERM OF THIS AGREEMENT		15

23.	MEDICAL INFORMATION BUREAU		15

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Listing of Schedules:

SCHEDULE A

1.                                       Plans Reinsured

2.                                       Automatic Portion Reinsured

3.                                       Automatic Retention Limits

4.                                       Automatic Acceptance Limits

5.                                       Automatic In Force and Applied for Limits

6.                                       Premium Due

7.                                       Recapture Period

8.                                       Net Amount at Risk

SCHEDULE B - AUTOMATIC REINSURANCE PREMIUMS

1.                                       Life Insurance

2.                                       Supplemental Benefits

3.                                       Age Basis

4.                                       Other Policy Changes, Conversions, Exchanges, Etc.

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured

Policy Exhibit Summary

Reserve Credit Summary

Accounting Summary

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AUTOMATIC REINSURANCE AGREEMENT

1.             PARTIES TO AGREEMENT. This Agreement is solely between SECURITY and FORTIS BENEFITS. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right nor legal relationship between SECURITY and any other person, for example, any insured, policy owner, agent, beneficiary, or assignee. FORTIS BENEFITS agrees that it will not make SECURITY a party to any litigation between any such third party and FORTIS BENEFITS. FORTIS BENEFITS shall not use SECURITY’s name with regard to FORTIS BENEFITS agreements or transactions with these third parties unless SECURITY gives prior written approval for the use of its name.

2.             REINSURANCE BASIS. This Agreement, including the attached Schedules, states the terms and conditions of automatic reinsurance which shall be on a Monthly Renewable Term basis. This Agreement is applicable only to policies directly written by FORTIS BENEFITS and issued as the result of a conversion or exchange from a policy directly written by FORTIS BENEFITS. At the time of conversion or exchange, the policies directly written by FORTIS BENEFITS must be reinsured by SECURITY under Automatic and Facultative Coinsurance Agreement (06000608) or Monthly Renewable Term Automatic Reinsurance Agreement (06000506).

3.             AUTOMATIC REINSURANCE TERMS. SECURITY agrees to automatically accept contractual risks on FORTIS BENEFITS life insurance plans and supplemental benefits shown in Schedule A, which are issued as the result of a conversion or exchange from a FORTIS BENEFITS policy currently reinsured by SECURITY, subject to the following requirements:

a.             CONVENTIONAL UNDERWRITING. If the conversion or exchange from a FORTIS BENEFITS policy to a FORTIS BENEFITS policy requires underwriting, FORTIS BENEFITS will consistently apply conventional underwriting and issue practices. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies. An example of an unacceptable issue practice is the issuance of a policy with contestability and suicide clauses with time limitations that are shorter than the maximum allowed by state law.

b.             RETENTION. FORTIS BENEFITS will retain, and not otherwise reinsure, an amount of insurance on each life equal to the combined retention of FORTIS BENEFITS and FORTIS BENEFITS shown in Schedule A.

c.             AUTOMATIC ACCEPTANCE LIMITS. On any one life, the amount automatically reinsured under all agreements with all reinsurers shall not exceed the Automatic Acceptance Limits shown in Schedule A.

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d.             AUTOMATIC IN FORCE AND APPLIED FOR LIMIT. On any one life, the total life insurance in force and applied for with all companies of which FORTIS BENEFITS is aware, cannot exceed the In Force and Applied For Limits as shown in Schedule A.

e.             RESIDENCE. Each insured must be a resident of the United States or Canada at the time of conversion or exchange.

4.             AUTOMATIC REINSURANCE NOTICE PROCEDURE. After the policy has been paid for and delivered, FORTIS BENEFITS shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to SECURITY.

5.             COMMENCEMENT OF REINSURANCE COVERAGE. Commencement of SECURITY’s reinsurance coverage on any policy under this Agreement is described below:

a.             AUTOMATIC REINSURANCE. SECURITY’s reinsurance coverage for any policy that is ceded automatically under this Agreement shall begin and end simultaneously with FORTIS BENEFITS contractual liability for the policy reinsured.

6.             BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a.             LIFE REINSURANCE. The amount reinsured on a policy is the policy’s net amount at risk less FORTIS BENEFITS’s and FORTIS BENEFITS combined retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is shown in Schedule A. The net amount at risk is shown in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b.             SUPPLEMENTAL BENEFITS. For the supplemental benefits reinsured under this Agreement, the following provisions will apply:

i.              WAIVER OF SELECTED AMOUNT. The reinsurance benefit is the premium waived on a policy for the amount reinsured with SECURITY. Reinsurance premiums for this benefit are shown in Schedule B.

ii.             WAIVER OF MONTHLY DEDUCTIONS. The reinsurance benefit is the deductions waived on a policy for the amount reinsured with SECURITY. Reinsurance premiums for this benefit are shown in Schedule B.

c.             TERM INSURANCE RENEWALS. Reinsurance premium rates for term renewals are calculated using the original issue age, duration since issuance of the original policy, and the original underwriting classification.

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d.             TABLE RATED SUBSTANDARD PREMIUMS. If FORTIS BENEFITS policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

e.             FLAT EXTRA PREMIUMS. If FORTIS BENEFITS policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

f.             RATES NOT GUARANTEED. The reinsurance premium rates are not guaranteed. SECURITY reserves the right to change the rates at any time. If SECURITY changes the rates, it will give FORTIS BENEFITS 90 days prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.

7.             CASH VALUES OR LOANS. This Agreement does not provide reinsurance for cash surrender values. In addition, SECURITY will not participate in policy loans or other forms of indebtedness on reinsured business.

8.             PAYMENT OF REINSURANCE PREMIUMS.

a.             PREMIUM DUE. Reinsurance premiums for each reinsurance cession are due as shown in Schedule A. On any payment date, monies payable between SECURITY and FORTIS BENEFITS may be netted to determine the payment due.

b.             FAILURE TO PAY PREMIUMS. If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and SECURITY may terminate the reinsurance upon 30 days prior written notice. SECURITY will have no further liability as of the termination date. FORTIS BENEFITS will be liable for the prorated reinsurance premiums to the termination date. FORTIS BENEFITS agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c.             PREMIUM ADJUSTMENT. If FORTIS BENEFITS overpays a reinsurance premium and SECURITY accepts the overpayment, SECURITY’s acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, SECURITY will be liable to FORTIS BENEFITS for a credit in the amount of the overpayment. If a reinsured policy terminates, SECURITY will refund the reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

9.             PREMIUM TAX REIMBURSEMENT. Premium taxes shall not be reimbursed.

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10.          DAC TAX AGREEMENT.

FORTIS BENEFITS and SECURITY, herein collectively called the “Parties”, or singularly the “Party”, hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a.             For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b.             FORTIS BENEFITS and SECURITY agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c.             FORTIS BENEFITS will submit to SECURITY by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of FORTIS BENEFITS stating that FORTIS BENEFITS will report such net consideration in its tax return for the preceding calendar year;

d.             SECURITY may contest such calculation by providing an alternative calculation to FORTIS BENEFITS in writing within 30 days of SECURITY’s receipt of FORTIS BENEFITS calculation. If SECURITY does not so notify FORTIS BENEFITS, SECURITY will report the net consideration as determined by FORTIS BENEFITS in SECURITY’s tax return for the previous calendar year;

e.             If SECURITY contests FORTIS BENEFITS calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date SECURITY submits its alternative calculation. If FORTIS BENEFITS and SECURITY reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

11.          REPORTS. The administrating party shall be FORTIS BENEFITS. The reporting period shall be monthly. For each reporting period, FORTIS BENEFITS will submit a statement to SECURITY with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with SECURITY, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, FORTIS BENEFITS will submit a reserve credit summary similar to that shown in Schedule C.

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12.          RESERVES FOR REINSURANCE. The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

13.          CLAIMS.

a.             NOTICE. FORTIS BENEFITS will notify SECURITY, as soon as reasonably possible, after it receives a claim request.

b.             PROOFS. FORTIS BENEFITS will promptly provide SECURITY with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by FORTIS BENEFITS.

c.             AMOUNT AND PAYMENT OF BENEFITS. As soon as SECURITY receives proper claim notice and proof of the claim, SECURITY will promptly pay the reinsurance benefits due FORTIS BENEFITS. FORTIS BENEFITS contractual liability for claims is binding on SECURITY. The maximum benefit payable to FORTIS BENEFITS under each reinsured policy is the amount specifically reinsured with SECURITY. The total reinsurance in all companies on a policy shall not exceed FORTIS BENEFITS total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus FORTIS BENEFITS retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d.             CONTESTED CLAIMS. FORTIS BENEFITS will notify SECURITY of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If FORTIS BENEFITS contest, compromise, or litigation results in a reduction in its liability, SECURITY will share in the reduction in the proportion that SECURITY’s net liability bears to the sum of the net liability of all reinsurers on the insured’s date of death. If SECURITY should decline to participate in the contest, compromise or litigation, SECURITY will then release all of its liability by paying FORTIS BENEFITS its full share of reinsurance and not sharing in any subsequent reduction in liability.

e.             CLAIM EXPENSES. SECURITY will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless SECURITY has released its liability, in which case SECURITY will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including FORTIS BENEFITS home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that FORTIS BENEFITS admits are payable are not a claim expense under this Agreement.

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f.             EXTRACONTRACTUAL DAMAGES. In no event will SECURITY participate in punitive or compensatory damages which are awarded against FORTIS BENEFITS as a result of an act, omission or course of conduct committed by FORTIS BENEFITS in connection with the insurance under this Agreement. SECURITY will, however, pay its share of statutory penalties awarded against FORTIS BENEFITS in connection with the insurance reinsured under this Agreement. The parties recognize that circumstances may arise in which equity would require SECURITY, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which SECURITY was an active party and directed, consented to, or ratified the act, omission, or course of conduct of FORTIS BENEFITS which ultimately resulted in the assessment of punitive and/or compensatory damages. In such situations, FORTIS BENEFITS and SECURITY would share such damages assessed in equitable proportions.

Routine expenses incurred in the normal settlement of uncontested claims and the salary of an officer or employee of FORTIS BENEFITS are excluded from this provision. For purposes of this provision, the following definitions will apply:

“Punitive Damages” are those damages awarded as penalties, the amounts of which are not governed nor fixed by statute;

“Statutory Penalties” are those amounts awarded as penalties, and are fixed in amount by statute;

“Compensatory Damages” are those amounts awarded to compensate for actual damages sustained, and are not awarded as penalties, nor fixed in amount by statute.

14.          MISREPRESENTATION, SUICIDE, AND MISSTATEMENT. If either a misrepresentation on an application or a death of an insured by suicide results in the return of policy premiums by FORTIS BENEFITS under the policy rather than payment of policy benefits, SECURITY will refund all of the reinsurance premiums paid for that policy to FORTIS BENEFITS. This refund will be in lieu of all other benefits under this Agreement. If there is an adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

15.          POLICY CHANGES.

a.             NOTICE. If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. FORTIS BENEFITS will notify SECURITY of the change in FORTIS BENEFITS next accounting statement.

b.             INCREASES. If life insurance on a policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new

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underwriting evidence, then the increase shall be automatically accepted by SECURITY, but it is not to exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c.             REDUCTION OR TERMINATION. If life insurance on a reinsured policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

d.             OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC. Exchanges, term conversions or other changes in the insurance reinsured with SECURITY, where not fully underwritten as a new issue, will continue to be ceded to SECURITY. Reinsurance rates for these policies will be the YRT conversion rates shown in Schedule B or may be mutually agreed upon. Rates will be based on the original issue age and duration since issuance of the original policy. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

e.             EXTENDED TERM AND REDUCED PAID-UP INSURANCE. When a reinsured policy changes to extended term or reduced paid-up insurance, FORTIS BENEFITS will notify SECURITY of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

16.          REINSTATEMENTS.

a.             AUTOMATIC REINSTATEMENT. If FORTIS BENEFITS reinstates a policy that was originally ceded to SECURITY as automatic reinsurance using conventional underwriting practices, SECURITY’s reinsurance for that policy shall be reinstated.

b.             PREMIUM ADJUSTMENT. Reinsurance premiums for the interval during which the policy was lapsed will be paid to SECURITY on the same basis as FORTIS BENEFITS charged its policy owner for the reinstatement.

c.             NONFORFEITURE REINSURANCE TERMINATION. If FORTIS BENEFITS has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

17.          INCREASE IN RETENTION.

a.             NEW BUSINESS. If FORTIS BENEFITS increases its retention limits, then it may, at its option and with written notice to SECURITY, increase its retention shown in

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Schedule A for policies issued after the effective date of the retention increase.

b.             RECAPTURE. If FORTIS BENEFITS increases its retention limits, then it may, with 90 days written notice to SECURITY, reduce or recapture the reinsurance in force subject to the following requirements:

i.              A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance shall be the later of the first policy anniversary following the expiration of the 90 day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

ii.             On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii.            If more than one policy per life is eligible for recapture, then starting with the earliest policy issue date, the recapture will be in chronological order according to policy issue date.

iv.            Recapture of reinsurance will not be allowed on any policy for which the maximum retention was not kept at issue. FORTIS BENEFITS’s and FORTIS BENEFITS combined retention limits are stated in Section 3 of Schedule A.

v.             If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in SECURITY’s reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

vi.            Recapture will not be on a basis that may result in any anti-selection against SECURITY as it, in its discretion, may determine.

18.          ERRORS AND OMISSIONS. If either SECURITY or FORTIS BENEFITS fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

19.          INSOLVENCY. In the event that FORTIS BENEFITS is deemed insolvent, all reinsurance claims payable hereunder shall be payable by SECURITY directly to FORTIS BENEFITS, its liquidator, receiver or statutory successor, without diminution because of the insolvency of FORTIS BENEFITS. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of FORTIS BENEFITS shall give written notice to SECURITY of the pendency of a claim against SECURITY on a risk reinsured hereunder

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within a reasonable time after such claim is filed in the insolvency proceeding. Such notice shall indicate the policy reinsured and whether the claim could involve a possible liability on the part of SECURITY. During the pendency of such claim, the reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses it may deem available to FORTIS BENEFITS, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by SECURITY shall be chargeable, subject to court approval, against FORTIS BENEFITS as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to FORTIS BENEFITS solely as a result of the defense undertaken by SECURITY.

20.          ARBITRATION.

a.             GENERAL. All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

b.             NOTICE. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.             PROCEDURE. Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party nor their affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court

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which has jurisdiction of the subject of the arbitration.

d.             COSTS. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

21.          GOOD FAITH; FINANCIAL SOLVENCY. FORTIS BENEFITS agrees that all matters with respect to this Agreement require its utmost good faith. SECURITY or its representatives have the right at any reasonable time to inspect FORTIS BENEFITS records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. SECURITY has entered into this Agreement in reliance upon FORTIS BENEFITS representations and warranties. FORTIS BENEFITS affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in FORTIS BENEFITS ownership or control.

22.          TERM OF THIS AGREEMENT. FORTIS BENEFITS will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. SECURITY will continue to accept reinsurance during this 90 day period. SECURITY’s acceptance will be subject to both the terms of this Agreement and FORTIS BENEFITS payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

23.          MEDICAL INFORMATION BUREAU. SECURITY is required to strictly adhere to the Medical Information Bureau Rules, and FORTIS BENEFITS agrees to abide by these Rules, as amended from time to time. FORTIS BENEFITS will not submit a preliminary notice, application for reinsurance, or reinsurance cession to SECURITY unless FORTIS BENEFITS has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

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SCHEDULE A

1.             PLANS REINSURED:

The policy plans and supplemental benefits automatically reinsured are:

Conversions of term and exchanges of permanent FORTIS BENEFITS policies currently reinsured with SECURITY under Automatic and Facultative Coinsurance Agreement (06000608) and Monthly Renewable Term Automatic Reinsurance Agreement (06000506) to the following FORTIS BENEFITS single life plans, riders and supplemental benefits:

Variable Universal Life 220 (VUL 220)

Variable Universal Life 500 (VUL 500)

Primary Insured Rider (PIR)

Additional Insured Rider (AIR)

Waiver of Selected Amount Rider (WSA)

Waiver of Monthly Deductions Rider (WMD)

Accelerated Benefit Rider (ABR)

2.             AUTOMATIC PORTION REINSURED:

SECURITY shall automatically reinsure the same net amount at risk on the conversions or exchanges, per life, that SECURITY is currently reinsuring on the original FORTIS BENEFITS policies at the time of the conversion or exchange.

3.             AUTOMATIC RETENTION LIMITS:

a.             Life Insurance:

The combined retention limits of FORTIS BENEFITS and FORTIS BENEFITS are:

[Redacted]

b.             Waiver of Selected Amount Rider and Waiver of Monthly Deductions Rider:

The proportion of benefits corresponding to retained amounts of life insurance.

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SCHEDULE A, CONTINUED

4.             AUTOMATIC ACCEPTANCE LIMITS:

a.             Life Insurance:

On any one life, the amount automatically reinsured under all agreements with all reinsurers shall not exceed the following:

[Redacted]

b.             Waiver of Selected Amount Rider and Waiver of Monthly Deductions Rider:

SECURITY shall automatically reinsure the proportion of benefits corresponding to SECURITY’s reinsurance share of the base policy.

c.             Accelerated Benefit Rider:

SECURITY shall participate in accelerated payments of benefits in the same proportion as SECURITY’s reinsurance share bears to the total face amount. If an accelerated benefit is paid, the reinsured net amount at risk shall be reduced by the amount of benefit already paid. Terms and conditions of the Accelerated Benefit Rider are outlined in Exhibit A attached to this Schedule A.

2

SCHEDULE A, CONTINUED

5.             AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:

[Redacted]

6.             PREMIUM DUE:

Reinsurance premiums are due on the issue date and each subsequent monthly due date, regardless of the policy’s payment mode.

7.             RECAPTURE PERIOD:

The minimum number of years for a cession to be reinsured before it is eligible for recapture is [Redacted] years.

8.             [Redacted]

3

SCHEDULE B

AUTOMATIC REINSURANCE PREMIUMS - MONTHLY RENEWABLE TERM BASIS

1.             LIFE INSURANCE:

a.             Standard monthly reinsurance premiums per $1000 reinsured shall be the following percentages of the Current Cost of Insurance rates attached to this Schedule B:

[Redacted]

b.             Table rated substandard reinsurance premiums shall be at the appropriate multiple of the standard reinsurance premiums (Redacted)

c.             Flat Extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

[Redacted]

2.             SUPPLEMENTAL BENEFITS:

Reinsurance premiums for the Waiver of Selected Amount Rider and the Waiver of Monthly Deductions Rider shall be the following percentages of the WSA and WMD rates attached to this Schedule B:

[Redacted]

1

SCHEDULE B, CONTINUED

3.             AGE BASIS:

Age Last Birthday

4.             OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.:

Annual reinsurance premiums for conversions from the FORTIS BENEFITS plans listed in Section 1 of Schedule A shall be the Security Life Reinsurance Rates For After Conversion attached to this Schedule B. Reinsurance rates shall be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

2

Schedule C

[Redacted]

3

Exhibit A

ACCELERATED BENEFIT RIDER

BENEFITS PAID UNDER THE RIDER OR POLICY MAY BE TAXABLE. IF SO, YOU MAY INCUR A TAX OBLIGATION. AS WITH ALL TAX MATTERS, YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT.

This rider provides an accelerated payment of life insurance proceeds under conditions specified in this rider. It is not intended to provide health, nursing home or long term care insurance. Cash values, loan values, if any, and death benefits will be reduced if you receive an accelerated benefit. Benefit payments may affect qualifications for entitlement payments.

This rider is part of your policy. All definitions, provisions, and exceptions of the policy apply to this rider unless changed by this rider. The effective date of the rider is the same as the policy date unless a different date is shown on the policy schedule.

DEFINITIONS

Insured

The Insured means the person insured by the policy to which this rider is attached, or any additional person(s) insured by riders attached to the policy.

Eligible Amount

The Eligible Amount is the death benefit of the policy and any term insurance rider attached to the policy that is not within two years of expiry

Terminal Condition

A Terminal Condition is an irreversible medical condition that, with reasonable medical certainty, can be expected to result in the Insured’s death, notwithstanding appropriate medical care, within twelve months from the date of certification by a Physician.

Physician

A Physician is a medical doctor or osteopath in the jurisdiction in which the diagnosis or prognosis is rendered who is performing an act within the scope of his or her license, and is qualified to treat the type of condition stated. This person may not be yourself, an Insured or a member of either family. We reserve the right to obtain a second medical opinion at our expense. The opinion of our Physician will control in the event of conflicting opinions.

Administrative Fee

We reserve the right to charge an administrative fee at the time we receive the request for a Benefit. The fee will not exceed

Benefit

The Benefit is the accelerated benefit described in this rider under “Benefit”.

Benefit Percentage

The percentage of the Eligible Amount used to calculate the Benefit. This amount is indicated by you when the Benefit is applied for.

BENEFIT

If an Insured has a Terminal Condition, you may, by written request while this policy is in force, request acceleration of payment of all or a portion of the Eligible Amount. The Eligible Amount will be determined as of the date we approve your written request for the Benefit Approval of your request is subject to the following limitations:

(1)          The maximum amount you may request is $               The sum of the Benefit you may request under this and any other policies issued by us on the life of an Insured may not exceed $

(2)          The Benefit will be paid in a lump sum and must be at least $

(3)          Only one Benefit will be paid to you for each Insured.

(4)          The face amount of the policy or rider that will remain after a partial Benefit payment is made must be at least the minimum face amount required under the policy or rider.

(5)          No accidental death benefit will be available for acceleration.

(6)          For a Benefit request on a base policy Insured, if the death benefit of the policy is close to, or is, the percentage of policy value described in the Death Benefit provision of the policy, we may require you to make a withdrawal from the policy before acceleration. In such case the sum of the withdrawal, the Benefit, and the remaining

(a)          If you are required by law to use this Benefit to meet the claims of creditors, whether in bankruptcy or otherwise: or

(b)         If you are required by a government agency to use this Benefit in order to apply for, obtain, or otherwise keep a government benefit

(4)          We may take any action necessary to keep this rider in compliance with all applicable laws, rules, regulations, interpretations, holdings or orders. When required by law, we will obtain your approval of these changes and gain approval from any appropriate regulatory authority.

(5)          No Benefit is available if an Insured’s Terminal Condition results from a self -inflicted injury and such injury occurs within a two year period (one year in Colorado and North Dakota) following the policy date. If such injury occurs beyond such period, the amount that may be requested with respect to such Insured may not include any part of the death benefit that was first effective within such two year period (one year in Colorado and North Dakota) prior to such injury.

TERMINATION

This rider ends on the first of:

(1)          The termination of the policy to which this rider is attached; or

(2)          Our receipt, prior to the payment of a Benefit, or your written request in a form acceptable to us to cancel this rider.

REINSTATEMENT

You may reinstate this rider as part of your policy if it is terminated.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
SENIOR VICE PRESIDENT	SENIOR VICE PRESIDENT

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1.                                      Type of Transaction

2.                                       Effective Date of Transaction

3.                                       Automatic/Facultative Indicator

4.                                       Policy Number

5.                                       Full Name of Insured

6.                                       Date of Birth

7.                                       Sex

8.                                       Smoker/Nonsmoker

9.                                       Policy Plan Code

10.                                 Insured’s State of Residence

11.                                 Issue Age

12.                                 Issue Date

13.                                 Duration from Original Policy Date

14.                                 Face Amount Issued

15.                                 Reinsured Amount (Initial Amount)

16.                                 Reinsured Amount (Current Amount at Risk)

17.                                 Change in Amount at Risk Since Last Report

18.                                 Death Benefit Option (For Universal Life Type Plans)

19.                                 ADB Amount (If Applicable)

20.                                 Substandard Rating

21.                                 Flat Extra Amount Per Thousand

22.                                 Duration of Flat Extra

23.                                 PW Rider (Yes or No)

24.                                Previous Policies (Yes or No)

25.                                 Premiums

1

SCHEDULE C, CONTINUED

SAMPLE

POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

		NUMBER OF	AMOUNT OF
		POLICIES	REINSURANCE

A.	In Force Beginning of Period / /
B.	New Paid Reinsurance Ceded
C.	Reinstatements
D.	Revivals
E.	Increases (Net)
F.	Conversion In
G.	Transfers In
H.	Total Increases (B - G)
I.	Deaths
J.	Maturities
K.	Cancellations	[Redacted]
L.	Expiries
M.	Surrenders
N.	Lapses
O.	Recaptures
P.	Other Decreases (Net)
Q.	Reductions
R.	Conversions Out
S.	Transfers Out
T.	Total Decreases (I - S)
U.	Current In Force / / (A + H - T)

2

SCHEDULE C, CONTINUED
SAMPLE
RESERVE CREDIT SUMMARY

CEDING COMPANY:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:	[Redacted]

TYPE OF RESERVES:

Statutory
GAAP
Tax

ISSUE
			VALUATION BASIS		YEAR	IN FORCE	IN FORCE	RESERVE
		MORTALITY	INTEREST	VALUATION	RANGE	COUNT	AMOUNT	CREDIT
A.	Life Insurance
B.	Accidental Death Benefit
C.	Disability Active Lives
D.	Disability Disabled Lives			[Redacted]
E.	Other Please Explain

GRAND TOTAL:

3

SCHEDULE C, CONTINUED

SAMPLE

ACCOUNTING SUMMARY

CEDING COMPANY:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

	LIFE	WP	AD	TOTAL

Premiums
First Year
Renewal

Allowances
First Year
Renewal

Adjustments		[Redacted]
First Year
Renewal

Net Due REINSURER
First Year
Renewal

TOTAL DUE

(The above information should be a summary of the detail
information provided to REINSURER.)

4

Jim Senn, FSA, FCIA

President

October 20, 2004

Mr. Thomas Kalmbach, FSA, MAAA

AVP, Individual Life Pricing

Hartford Life & Annuity Insurance Company

200 Hopmeadow Street

Simsbury, CT 06089

RE:                           Termination of all ING Re Reinsurance Agreement(s) for New Business &

ING Re Facultative Offer Expiration

Dear Mr. Kalmbach,

I am writing regarding all reinsurance agreements, including any reinsurance transactions currently under negotiation, in which the company above or any affiliate companies may cede any business to Security Life of Denver Insurance Company or Security Life of Denver International Limited (collectively “ING Re”) (“Reinsurance Agreement(s)”).

This letter will serve as ING Re’s notice to terminate all Reinsurance Agreements for the cession of new business effective as of ninety days after the date of this letter or the earliest date permitted by each Reinsurance Agreement (“Termination Date”). As such, ING Re will not accept cessions of any policies issued after the Termination Date under any Reinsurance Agreement. Additionally, unless expressly permitted by the Reinsurance Agreement(s), ING Re will not accept cessions of policies issued after the Termination Date and backdated prior to the Termination Date.

If ING Re, the company above or any affiliate company previously provided a termination notice for any Reinsurance Agreement, such Reinsurance Agreement will terminate in accordance with those terms and this letter does not supercede such termination.

Finally, any facultative offers made by ING Re pursuant to any Reinsurance Agreements will automatically terminate and expire no later than January 18, 2005 or the earliest date permitted by each facultative offer or each Reinsurance Agreement. If ING Re previously provided a facultative offer with an expiration date prior to January 18, 2005, such facultative offer will expire in accordance with the terms of the offer and this letter does not supercede such expiration date.

Thank you very much for your business through the years.

Sincerely,

/s/ Jim Senn
Jim Senn
President, Security Life of Denver Insurance Company Individual Reinsurance Division and Chief Executive,
Security Life of Denver International Limited

cc Valeria Francesco

1290 Broadway • Denver, Colorado 80203-5699

Telephone 303.860.2698 • 800.525.9852

Fax 303.813.2698 • jim.senn@ing-re. com

Security Life of Denver Insurance Company

September 29, 2011

Ms. Donna Jarvis

The Hartford

200 Hopmeadow Street

Simsbury, CT 06089

Ms. Jarvis,

The purpose of this letter is to inform Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, and Hartford Life and Accident Insurance Company (collectively, “The Hartford” or “Hartford”) that Security Life of Denver (“SLD”), by its formal agreement with Hannover Life Reassurance Company of America (“HLR”), effective February 20, 2009, has appointed HLR to perform administrative, actuarial and certain financial reporting services (“Services”) on SLD’s behalf with respect to specific Hartford reinsurance treaties, listed in the attached Schedule (“Treaties”).

As of February 21, 2009 (“Effective Date”), HLR began to provide the Services under and in connection with the Treaties, such services, to include, without limitation:

(i)	collection of premiums and other amounts,
(ii)	facilitating treaty amendments and addendums,
(iii)	handling and servicing all reinsured liabilities,
(iv)	providing treaty accounting and financial data reporting services for the Treaties or as provided in the Treaties,
(v)	administering claims as may be required or permitted under the Treaties,
(vi)	providing actuarial services,
(vii)	providing treasury and cash management services,
(viii)	preparing all accounting and actuarial information required to timely meet accounting or tax requirements, and
(ix)	administering all outbound retrocession contracts.

SLD has also currently authorized HLR to perform reinsurance operational and claim audits on its behalf for the Treaties.

Any information obtained by HLR during the course of any audit or in performance of the Services will be shared with SLD.

SLD hereby indemnifies and holds harmless The Hartford from any and all claims or causes of action which may arise as a result of HLR’s actions, errors, or omissions, in accordance with such audit or the performance of the Services..

HLR will continue to provide the Services and retain the right to conduct operational and claim audits with respect to the Treaties on SLD’s behalf until further notice is provided to The Hartford by either HLR or SLD.

The HLR contacts for reinsurance administration, treaty and claims purposes will be as follows:

Lisa K. Smith, CLU

SVP, Operations and Denver Site Manager

Hannover Life Reassurance Company of America

1290 Broadway, Suite 1600

Denver, CO 80203, USA

Ph:	720-279-5004
Fax:	720-279-5297
e-mail:	Lisa.Smith@hlramerica.com

Kim Langstaff,
AVP, Compliance Auditor

Hannover Life Reassurance Company of America
13840 Ballantyne Corporate Place, Suite 400
Charlotte, NC 28277, USA

Ph:	704-731-6359
Fax:	704-542-2757
e-mail:	kim.langstaff@hlramerica.com

Please acknowledge The Hartford’s acceptance of this letter by signature in the space below and return the signed copy to my attention.

Sincerely,

/s/ Mary Tuttle
Mary Tuttle
Vice President
Security Life of Denver Insurance Company

Acknowledged and agreed to by
Hartford Life Insurance Company
Hartford Life and Accident Insurance Company
Hartford Life and Annuity Insurance Company

By:	/s/ Donna R. Jarvis

Name:	Donna R. Jarvis

Title:	Vice President & Actuary

Date:	October 14, 2011

2

AUTOMATIC REINSURANCE AGREEMENT
(MONTHLY RENEWABLE TERM)

This Agreement is between

FORTIS BENEFITS INSURANCE COMPANY (FORTIS BENEFITS), 500 Bielenberg Drive, Woodbury, Minnesota 55125

and

SECURITY LIFE OF DENVER INSURANCE COMPANY (SECURITY), Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

SECURITY agrees to reinsure certain portions of FORTIS BENEFITS contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, FORTIS BENEFITS and SECURITY have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 1, 1997.

FORTIS BENEFITS		SECURITY LIFE OF DENVER
INSURANCE COMPANY		INSURANCE COMPANY

By:	/s/ Douglas Lowe	By:	/s/ [ILLEGIBLE]

Title:	Vice President	Title:	Executive Director

Date:	2/8/02	Date:	[ILLEGIBLE]

By:		By:	/s/ Steve Pryde

Title:		Title:	V.P. of Business Operations

Date:		Date:	1/03/02

2

FACULTATIVE

REINSURANCE AGREEMENT

(MONTHLY RENEWABLE TERM)

EFFECTIVE July 1, 1997

Between

FORTIS BENEFITS INSURANCE COMPANY

(FORTIS BENEFITS)

500 Bielenberg Drive

Woodbury, Minnesota 55125

And

SECURITY LIFE OF DENVER INSURANCE COMPANY

(SECURITY)

Security Life Center

1290 Broadway

Denver, Colorado 80203-5699

FACULTATIVE

REINSURANCE AGREEMENT

(MONTHLY RENEWABLE TERM)

This Agreement is between

FORTIS BENEFITS INSURANCE COMPANY (FORTIS BENEFITS), 500 Bielenberg Drive, Woodbury, Minnesota 55125

and

SECURITY LIFE OF DENVER INSURANCE COMPANY (SECURITY), Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

SECURITY agrees to reinsure certain portions of FORTIS BENEFITS’ contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, FORTIS BENEFITS and SECURITY have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of July 1, 1997.

FORTIS BENEFITS		SECURITY LIFE OF DENVER
INSURANCE COMPANY		INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Title:	[ILLEGIBLE]	Title:	[ILLEGIBLE]

Date:	3/23/99	Date:	2/9/99

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Title:	[ILLEGIBLE]	Title:	[ILLEGIBLE]

Date:	3/23/99	Date:	2/11/99

FACULTATIVE REINSURANCE AGREEMENT

Table of Contents

1.	PARTIES TO AGREEMENT			6

2.	REINSURANCE BASIS			6

3.	RETENTION			6

4.	RESIDENCE			6

5.	FACULTATIVE REINSURANCE			6

6.	COMMENCEMENT OF REINSURANCE COVERAGE			7

7.	BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES			7
	a.	LIFE REINSURANCE		7
	b.	SUPPLEMENTAL BENEFITS		7
		i.	WAIVER OF SELECTED AMOUNT	7
		ii	WAIVER OF MONTHLY DEDUCTIONS	7
	c.	PRELIMINARY TERM INSURANCE		7
	d.	TERM INSURANCE RENEWALS		7
	e.	TABLE RATED SUBSTANDARD PREMIUMS		7
	f.	FLAT EXTRA PREMIUMS		7
	g.	RATES NOT GUARANTEED		8

8.	CASH VALUES OR LOANS			8

9.	PAYMENT OF REINSURANCE PREMIUMS			8
	a.	PREMIUM DUE		8
	b.	FAILURE TO PAY PREMIUMS		8
	c.	PREMIUM ADJUSTMENT		8

10.	PREMIUM TAX REIMBURSEMENT			8

11.	DAC TAX AGREEMENT			8

12.	REPORTS			9

13.	RESERVES FOR REINSURANCE			9

14.	CLAIMS		10
	a.	NOTICE	10
	b.	PROOFS	10
	c.	AMOUNT AND PAYMENT OF BENEFITS	10
	d.	CONTESTED CLAIMS	10
	e.	CLAIM EXPENSES	10
	f.	EXTRACONTRACTUAL DAMAGES	10

15.	MISREPRESENTATION, SUICIDE, AND MISSTATEMENT		11

16.	POLICY CHANGES		11
	a.	NOTICE	11
	b.	INCREASES	11
	c.	REDUCTION OR TERMINATION	12
	d.	OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.	12
	e.	EXTENDED TERM AND REDUCED PAID-UP INSURANCE	12

17.	REINSTATEMENTS		12
	a.	FACULTATIVE REINSTATEMENT	12
	b.	PREMIUM ADJUSTMENT	12
	c.	NONFORFEITURE REINSURANCE TERMINATION	12

18.	INCREASE IN RETENTION		12
	a.	NEW BUSINESS	12
	b.	RECAPTURE	13

19.	ERRORS AND OMISSIONS		13

20.	INSOLVENCY		13

21.	ARBITRATION		14
	a.	GENERAL	14
	b.	NOTICE	14
	c.	PROCEDURE	14
	d.	COSTS	14

22.	GOOD FAITH; FINANCIAL SOLVENCY		15

23.	TERM OF THIS AGREEMENT		15

24.	MEDICAL INFORMATION BUREAU		15

Listing of Schedules:

SCHEDULE A

1.	Plans Reinsured
2.	Facultative Retention Limits
3.	Premium Due
4.	Recapture Period
5.	Net Amount at Risk

SCHEDULE B - FACULTATIVE REINSURANCE PREMIUMS

1.	Life Insurance
2.	Supplemental Benefits
3.	Age Basis
4.	Other Policy Changes, Conversions, Exchanges, Etc.
5.	Facultative Rate Limit

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

SCHEDULE D - FACULTATIVE FORMS

Application for Reinsurance Form
Notification of Reinsurance Form

FACULTATIVE REINSURANCE AGREEMENT

1.                        PARTIES TO AGREEMENT. This Agreement is solely between SECURITY and FORTIS BENEFITS. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right nor legal relationship between SECURITY and any other person, for example, any insured, policy owner, agent, beneficiary, or assignee. FORTIS BENEFITS agrees that it will not make SECURITY a party to any litigation between any such third party and FORTIS BENEFITS. FORTIS BENEFITS shall not use SECURITY’s name with regard to FORTIS BENEFITS’ agreements or transactions with these third parties unless SECURITY gives prior written approval for the use of its name.

2.                        REINSURANCE BASIS. This Agreement, including the attached Schedules, states the terms and conditions of facultative reinsurance which shall be on a Monthly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by FORTIS BENEFITS. Any policies acquired through merger of another company, reinsurance, or purchase of another company’s policies are not included under the terms of this Agreement.

3.                        RETENTION. See Schedule A for Retention Limits.

4.                        RESIDENCE. Each insured must be a resident of the United States or Canada at the time of issue.

5.                        FACULTATIVE REINSURANCE. When FORTIS BENEFITS submits a policy application to SECURITY for a facultative offer, the following items must be submitted:

a.                       A form substantially similar to SECURITY’s “Application for Reinsurance” form shown in Schedule D.

b.                       Copies of the original insurance application, medical examiner’s reports, financial information, and all other papers and information obtained by FORTIS BENEFITS regarding the insurability of the risk.

After receipt of FORTIS BENEFITS’ application, SECURITY will promptly examine the materials and notify FORTIS BENEFITS either of the terms and conditions of SECURITY’s offer for facultative reinsurance or that no offer will be made. SECURITY’s offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If FORTIS BENEFITS accepts SECURITY’s offer, then FORTIS BENEFITS shall note its acceptance in its underwriting file and mail, as soon as possible, a formal reinsurance cession to SECURITY using a form substantially similar to the “Notification of Reinsurance” form shown in Schedule D. If FORTIS BENEFITS does not accept SECURITY’s offer, then FORTIS BENEFITS shall notify SECURITY in writing, as soon as possible.

6.                        COMMENCEMENT OF REINSURANCE COVERAGE. SECURITY’s reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when FORTIS BENEFITS accepts SECURITY’s offer. If FORTIS BENEFITS has submitted the application for reinsurance to other reinsurers, SECURITY’s offer shall be considered revoked when a better offer, as determined by table rating, is made by another reinsurer, unless FORTIS BENEFITS has accepted SECURITY’s offer.

7.                        BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a.                       LIFE REINSURANCE. The amount reinsured on a policy is the policy’s net amount at risk less FORTIS BENEFITS’ retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life or lives (for joint policies) is shown in Schedule A. The net amount at risk is shown in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b.                       SUPPLEMENTAL BENEFITS. For the supplemental benefits reinsured under this Agreement, the following provisions will apply:

i.                            WAIVER OF SELECTED AMOUNT. The reinsurance benefit is the premium waived on a policy for the amount reinsured with SECURITY. Reinsurance premiums for this benefit are shown in Schedule B.

ii                            WAIVER OF MONTHLY DEDUCTIONS. The reinsurance benefit is the deductions waived on a policy for the amount reinsured with SECURITY. Reinsurance premiums for this benefit are shown in Schedule B.

c.                        PRELIMINARY TERM INSURANCE. Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured’s attained age, as shown in Schedule B, for the fraction of a year covered.

d.                       TERM INSURANCE RENEWALS. Reinsurance premium rates for term renewals are calculated using the original issue age, duration since issuance of the original policy, and the original underwriting classification.

e.                        TABLE RATED SUBSTANDARD PREMIUMS. If FORTIS BENEFITS’ policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

f.                         FLAT EXTRA PREMIUMS. If FORTIS BENEFITS’ policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

g.                        RATES NOT GUARANTEED. The reinsurance premium rates are not guaranteed. SECURITY reserves the right to change the rates at any time. If SECURITY changes the rates, it will give FORTIS BENEFITS 90 days prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.

8.                        CASH VALUES OR LOANS. This Agreement does not provide reinsurance for cash surrender values. In addition, SECURITY will not participate in policy loans or other forms of indebtedness on reinsured business.

9.                        PAYMENT OF REINSURANCE PREMIUMS.

a.                            PREMIUM DUE. Reinsurance premiums for each reinsurance cession are due as shown in Schedule A. On any payment date, monies payable between SECURITY and FORTIS BENEFITS may be netted to determine the payment due.

b.                            FAILURE TO PAY PREMIUMS. If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and SECURITY may terminate the reinsurance upon 30 days prior written notice. SECURITY will have no further liability as of the termination date. FORTIS BENEFITS will be liable for the prorated reinsurance premiums to the termination date. FORTIS BENEFITS agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c.                             PREMIUM ADJUSTMENT. If FORTIS BENEFITS overpays a reinsurance premium and SECURITY accepts the overpayment, SECURITY’s acceptance will not constitute or create a reinsurance liability or result in any additional reinsurance. Instead, SECURITY will be liable to FORTIS BENEFITS for a credit in the amount of the overpayment. If a reinsured policy terminates, SECURITY will refund the reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

10.                 PREMIUM TAX REIMBURSEMENT. Premium taxes shall not be reimbursed.

11.                 DAC TAX AGREEMENT.

FORTIS BENEFITS and SECURITY, herein collectively called the “Parties”, or singularly the “Party”, hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a.                       For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b.                       FORTIS BENEFITS and SECURITY agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c.                        FORTIS BENEFITS will submit to SECURITY by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of FORTIS BENEFITS stating that FORTIS BENEFITS will report such net consideration in its tax return for the preceding calendar year;

d.                       SECURITY may contest such calculation by providing an alternative calculation to FORTIS BENEFITS in writing within 30 days of SECURITY’s receipt of FORTIS BENEFITS’ calculation . If SECURITY does not so notify FORTIS BENEFITS, SECURITY will report the net consideration as determined by FORTIS BENEFITS in SECURITY’s tax return for the previous calendar year;

e.                        If SECURITY contests FORTIS BENEFITS’ calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date SECURITY submits its alternative calculation. If FORTIS BENEFITS and SECURITY reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

12.                 REPORTS. The administrating party will be FORTIS BENEFITS. The reporting period will be monthly. For each reporting period, the administrating party will submit a statement to the other party with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with SECURITY, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the administrating party will submit a reserve credit summary similar to that shown in Schedule C.

13.                 RESERVES FOR REINSURANCE. The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

14.                 CLAIMS.

a.                       NOTICE. FORTIS BENEFITS will notify SECURITY, as soon as reasonably possible, after it receives a claim request.

b.                       PROOFS. FORTIS BENEFITS will promptly provide SECURITY with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by FORTIS BENEFITS.

c.                        AMOUNT AND PAYMENT OF BENEFITS. As soon as SECURITY receives proper claim notice and proof of the claim, SECURITY will promptly pay the reinsurance benefits due FORTIS BENEFITS. FORTIS BENEFITS’ contractual liability for claims is binding on SECURITY. The maximum benefit payable to FORTIS BENEFITS under each reinsured policy is the amount specifically reinsured with SECURITY. The total reinsurance in all companies on a policy shall not exceed FORTIS BENEFITS’ total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus FORTIS BENEFITS’ retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d.                       CONTESTED CLAIMS. FORTIS BENEFITS will notify SECURITY of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If FORTIS BENEFITS’ contest, compromise, or litigation results in a reduction in its liability, SECURITY will share in the reduction in the proportion that SECURITY’s net liability bears to the sum of the net liability of all reinsurers on the insured’s date of death. If SECURITY should decline to participate in the contest, compromise or litigation, SECURITY will then release all of its liability by paying FORTIS BENEFITS its full share of reinsurance and not sharing in any subsequent reduction in liability.

e.                        CLAIM EXPENSES. SECURITY will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless SECURITY has released its liability, in which case SECURITY will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including FORTIS BENEFITS’ home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that FORTIS BENEFITS admits are payable are not a claim expense under this Agreement.

f.                         EXTRACONTRACTUAL DAMAGES. In no event will SECURITY participate in punitive or compensatory damages which are awarded against FORTIS BENEFITS as a result of an act, omission or course of conduct committed by FORTIS BENEFITS in connection with the insurance under this Agreement. SECURITY will, however, pay its share of statutory penalties awarded against FORTIS BENEFITS in connection with the insurance reinsured under this Agreement. The parties recognize that circumstances may arise in which equity would require SECURITY, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which SECURITY was an active party and directed, consented to, or ratified the act, omission, or course of conduct of FORTIS BENEFITS which ultimately resulted in the assessment of punitive and/or compensatory damages. In such situations, FORTIS BENEFITS and SECURITY would share such damages assessed in equitable proportions.

Routine expenses incurred in the normal settlement of uncontested claims and the salary of an officer or employee of FORTIS BENEFITS are excluded from this provision. For purposes of the provision, the following definitions will apply:

“Punitive Damages” are those damages awarded as penalties, the amounts of which are not governed nor fixed by statute;

“Statutory Penalties” are those amounts which are awarded as penalties, and are fixed in amount by statute;

“Compensatory Damages” are those amounts awarded to compensate for actual damages sustained, and are not awarded as penalties, nor fixed in amount by statute.

15.                 MISREPRESENTATION, SUICIDE, AND MISSTATEMENT. If either a misrepresentation on an application or a death of an insured by suicide results in the return of policy premiums by FORTIS BENEFITS under the policy rather than payment of policy benefits, SECURITY will refund all of the reinsurance premiums paid for that policy to FORTIS BENEFITS. This refund will be in lieu of all other benefits under this Agreement. If there is an adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

16.                 POLICY CHANGES.

a.                        NOTICE. If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. FORTIS BENEFITS will notify SECURITY of the change in FORTIS BENEFITS’ next accounting statement.

b.                       INCREASES. If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c.                        REDUCTION OR TERMINATION. If life insurance on a reinsured policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life reinsurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

d.                       OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC. Exchanges, term conversions or other changes in the insurance reinsured with SECURITY, where not fully underwritten as a new issue, will continue to be ceded to SECURITY. Reinsurance rates for these policies will be the YRT conversion rates shown in Schedule B or may be mutually agreed upon. Rates will be based on the original issue age and duration since issuance of the original policy. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

e.                        EXTENDED TERM AND REDUCED PAID-UP INSURANCE. When a reinsured policy changes to extended term or reduced paid-up insurance, FORTIS BENEFITS will notify SECURITY of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

17.                 REINSTATEMENTS.

a.                        FACULTATIVE REINSTATEMENT. If FORTIS BENEFITS has been requested to reinstate a policy that was originally ceded to SECURITY as facultative reinsurance, then FORTIS BENEFITS will again submit the case to SECURITY for underwriting approval before the reinsurance can be reinstated.

b.                       PREMIUM ADJUSTMENT. Reinsurance premiums for the interval during which the policy was lapsed will be paid to SECURITY on the same basis as FORTIS BENEFITS charged its policyowner for the reinstatement.

c.                        NONFORFEITURE REINSURANCE TERMINATION. If FORTIS BENEFITS has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and facultative reinstatement procedures shall be followed.

18.               INCREASE IN RETENTION.

a.                        NEW BUSINESS. If FORTIS BENEFITS increases its retention limits, then it may, at its option and with written notice to SECURITY, increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

b.                       RECAPTURE. If FORTIS BENEFITS increases its retention limits, then it may, with 90 days written notice to SECURITY, reduce or recapture the reinsurance in force subject to the following requirements:

i.                            A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance shall be the later of the first policy anniversary following the expiration of the 90 day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

ii.                         On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii.                      If more than one policy per life is eligible for recapture, then starting with the earliest policy issue date, the recapture will be in chronological order according to policy issue date.

iv.                     Recapture of reinsurance will not be allowed on any policy for which FORTIS BENEFITS did not keep its maximum retention at issue.

v.                        If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in SECURITY’s reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

vi.                     Recapture will not be on a basis that may result in any anti-selection against SECURITY as it, in its discretion, may determine.

19.                 ERRORS AND OMISSIONS. If either SECURITY or FORTIS BENEFITS fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

20.                 INSOLVENCY. In the event that FORTIS BENEFITS is deemed insolvent, all reinsurance claims payable hereunder shall be payable by SECURITY directly to FORTIS BENEFITS, its liquidator, receiver or statutory successor, without diminution because of the insolvency of FORTIS BENEFITS. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of FORTIS BENEFITS shall give written notice to SECURITY of the pendency of a claim against SECURITY on a risk reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. Such notice shall indicate the policy reinsured and whether the claim could involve a possible liability on the part of SECURITY. During the pendency of such claim, the reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses it may deem available to FORTIS BENEFITS, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by SECURITY shall be chargeable, subject to court approval, against FORTIS BENEFITS as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to FORTIS BENEFITS solely as a result of the defense undertaken by SECURITY.

21.                 ARBITRATION.

a.                        GENERAL. All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement as an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

b.                       NOTICE. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.                        PROCEDURE. Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party nor their affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

d.                       COSTS. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

22.                 GOOD FAITH; FINANCIAL SOLVENCY. FORTIS BENEFITS agrees that all matters with respect to this Agreement require its utmost good faith. SECURITY or its representatives have the right at any reasonable time to inspect FORTIS BENEFITS’ records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. SECURITY has entered into this Agreement in reliance upon FORTIS BENEFITS’ representations and warranties. FORTIS BENEFITS affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in FORTIS BENEFITS’ ownership or control.

23.                 TERM OF THIS AGREEMENT. FORTIS BENEFITS will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. SECURITY will continue to accept reinsurance during this 90 day period. SECURITY’s acceptance will be subject to both the terms of this Agreement and FORTIS BENEFITS’ payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, becomes insolvent or financially impaired.

24.                 MEDICAL INFORMATION BUREAU. SECURITY is required to strictly adhere to the Medical Information Bureau Rules, and FORTIS BENEFITS agrees to abide by these Rules, as amended from time to time. FORTIS BENEFITS will not submit a preliminary notice, application for reinsurance, or reinsurance cession to SECURITY unless FORTIS BENEFITS has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

SCHEDULE A

1.                        PLANS REINSURED:

The policy plans and supplemental benefits facultatively reinsured are:

Variable Universal Life 220 (VUL 220)

Variable Universal Life 500 (VUL 500)

Primary Insured Rider (PIR)

Additional Insured Rider (AIR)

Survivor Variable Universal Life

Last-to-Die Rider (LTD)

First-to-Die Rider (FTD)

Estate Rider

Waiver of Selected Amount Rider (WSA)

Waiver of Monthly Deductions Rider (WMD)

2.                        FACULTATIVE RETENTION LIMITS:

a.     Life Insurance:

[Redacted]

b.    Waiver of Selected Amount Rider and Waiver of Monthly Deductions Rider:

[Redacted]

3.                        PREMIUM DUE:

Reinsurance premiums are due on the issue date and each subsequent monthly due date, regardless of the policy’s payment mode.

4.                        RECAPTURE PERIOD:

The minimum number of years for a cession to be reinsured before it is eligible for recapture is [Redacted] years.

5                           NET AMOUNT AT RISK:

[Redacted]

1

SCHEDULE B

REINSURANCE PREMIUMS - MONTHLY RENEWABLE TERM BASIS

1.                        LIFE INSURANCE:

a.                        VUL 220, VUL 500, PIR and AIR:

i.                            Standard monthly reinsurance premiums per $1000 reinsured shall be the following percentages of the Current Cost of Insurance rates attached to this Schedule B:

Years	VUL 220	VUL 500	PIR	AIR

[Redacted]

ii.                         Table rated substandard reinsurance premiums shall be at the appropriate multiple of the standard reinsurance premiums ([Redacted]).

iii.                      Flat Extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

Permanent flat extra premiums (for more than 5 years duration)

[Redacted]

Temporary flat extra premiums (for 5 years or less duration)

[Redacted]

b.                       Survivor VUL, LTD Rider and Estate Rider:

[Redacted]

1

Years	Survivor VUL*	LTD Rider	Estate Rider

[Redacted]

c.                        FTD Rider:

[Redacted]

d.                       Survivor VUL with One Uninsurable Life*

[Redacted]

2.                        SUPPLEMENTAL BENEFITS:

[Redacted]

3.                        AGE BASIS:

Age last birthday

2

4.                        OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.:

Annual reinsurance premiums for conversions shall be the Security Life Reinsurance Rates For After Conversion attached to this Schedule B. Reinsurance rates shall be based on the original issue age, duration since issuance of the original policy and original underwriting classification.

5.                        FACULTATIVE RATE LIMIT:

The reinsurance rates in this Agreement shall be used for facultative reinsurance up to the limits shown below. If either limit would be exceeded, then the reinsurance rates shall be mutually agreed upon.

a.                        The total amount in force and applied for, for either life, in all companies does not exceed

b.                       The total amount reinsured with SECURITY, for either life, does not exceed the following:

Issue Ages	Std - Table 4	Tables 5 - 8	Tables 9 - 16

[Redacted]

3

Exhibit A

REINSURANCE RATES FOR JOINT SECOND-TO-DIE

1.                                       Second-To-Die reinsurance rates are calculated on a case by case basis using the actual age, sex, smoking status and rating of each insured. The calculation begins with the single life base rates shown in Attachment 1.

2.                                       Table rated substandard ratings are reflected by taking the actual table multiple of the single life base rates.

3.                                       Applicants who are deemed uninsurable may be reinsured. However, the insurable life must be rated less than or equal to table four. For calculation purposes, cost of insurance rates for uninsurable risks are a flat $800 per $1,000 at risk.

4.                                       The single life base rates are combined into a joint second-to-die rate using Frasier’s Method:

Let:
x	= issue age of one insured
y	= issue age of other insured
z	= joint life status
t	= policy duration
tPx	= probability of x living to end of policy year t
tPy	= probability of y living to end of policy year t
tPz	= probability of z (i.e. either x or y) living to end of policy year t
tRz	= rate for joint status z and policy duration t

Then:
tPz	= tPx + tPy - (tPx) (tPy)
tRz	= 1 - tPz
tRz	= 1 - (tPz)/(t-1Pz)

4.                                       Substandard flat extras are then added as 1/z of the flat charge for each of the two lives, after first applying the reinsurance multiples.

5.                                       For the Second-To-Die Base plan, the annual COI per $1,000 of insurance is calculated as 12*1000* [1-(1-tRz)1/12] / (1-tRz)1/12.

6.                                       The rates (tRz) are then multiplied by the appropriate reinsurance multiple.

Effective September 1,1996

FORTIS96

Exhibit B

REINSURANCE RATES FOR JOINT FIRST-TO-DIE

1.                                       Joint First-To-Die reinsurance rates are calculated on a case by case basis using the actual age, sex, smoking status and rating of each insured. The calculation begins with the single life base rates shown in Attachment 1.

2.                                       Table rated substandard ratings are reflected by taking the actual table multiple of the single life base rates.

3.                                       The single life base rates are combined into a joint first-to-die rate using the following method:

Let:

x	= issue age of one insured
y	= issue age of other insured
z	= joint life status
t	= policy duration
Q(x) + t-1	= select mortality for issue age x and policy duration t
Q(y) + t-1	= select mortality for issue age y and policy duration t
tR(z)	= rate for joint status z and policy duration t

Then:

tR(z)	= Q(x) + t-1 + Q(y) + t-1 - (Q(x) + t-1) (Q(y) + t-1)

3.                                       Substandard flat extras are then added as 1/z of the flat charge for each of the two lives, after first applying the reinsurance multiples.

4.                                       The rates (tR(z)) are then multiplied by the appropriate reinsurance multiples.

Effective September 1 ,1996

FORTIS96

Exhibit A

REINSURANCE RATES FOR JOINT SECOND-TO-DIE

1.                                       Second-To-Die reinsurance rates are calculated on a case by case basis using the actual age, sex, smoking status and rating of each insured. The calculation begins with the single life base rates shown in Attachment 1.

2.                                       Table rated substandard ratings are reflected by taking the actual table multiple of the single life base rates.

3.                                       Applicants who are deemed uninsurable may be reinsured. However, the insurable life must be rated less than or equal to table four. For calculation purposes, cost of insurance rates for uninsurable risks are a flat $800 per $1,000 at risk.

4.                                       The single life base rates are combined into a joint second-to-die rate using Frasier’s Method:

Let:

x	= issue age of one insured
y	= issue age of other insured
z	= joint life status
t	= policy duration
tPx	= probability of x living to end of policy year t
tPy	= probability of y living to end of policy year t
tPz	= probability of z (i.e. either x or y) living to end of policy year t
tRz	= rate for joint status z and policy duration t

Then:

tPz	= tPx + tPy – (tPx) (tPy)
Rz	= 1 – tPz
tRz	= 1 – (tPz)/(t-1Pz)

4.                                       Substandard flat extras are then added as 1/z of the flat charge for each of the two lives, after first applying the reinsurance multiples.

5.                                       For the Second-To-Die Base plan, the annual COI per $1,000 of insurance is calculated as 12* 1000*[1-(1-tRz)1/2] / (1-tRz)1/12

6.                                       The rates (tRz) are then multiplied by the appropriate reinsurance multiple.

Effective September 1,1996

FORTIS96

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1.	Type of Transaction
2.	Effective Date of Transaction
3.	Automatic/Facultative Indicator
4.	Policy Number
5.	Full Name of Insured
6.	Date of Birth
7.	Sex
8.	Smoker/Nonsmoker
9.	Policy Plan Code
10.	Insured’s State of Residence
11.	Issue Age
12.	Issue Date
13.	Duration from Original Policy Date
14.	Face Amount Issued
15.	Reinsured Amount (Initial Amount)
16.	Reinsured Amount (Current Amount at Risk)
17.	Change in Amount at Risk Since Last Report
18.	Death Benefit Option (For Universal Life Type Plans)
19.	ADB Amount (If Applicable)
20.	Substandard Rating
21.	Flat Extra Amount Per Thousand
22.	Duration of Flat Extra
23.	PW Rider (Yes or No)
24.	Previous Policies (Yes or No)
25.	Premiums

SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

		NUMBER OF	AMOUNT OF
		POLICIES	REINSURANCE

A.	In Force Beginning of Period / /
B.	New Paid Reinsurance Ceded
C.	Reinstatements
D.	Revivals
E.	Increases (Net)
F.	Conversion In
G.	Transfers In
H.	Total Increases (B - G)
I.	Deaths
J.	Maturities
K.	Cancellations	[Redacted]
L.	Expiries
M.	Surrenders
N.	Lapses
O.	Recaptures
P.	Other Decreases (Net)
Q.	Reductions
R.	Conversions Out
S.	Transfers Out
T.	Total Decreases (I - S)
U.	Current In Force / / (A + H - T)

2

SAMPLE
RESERVE CREDIT SUMMARY

CEDING COMPANY:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

TYPE OF RESERVES:

Statutory
GAAP
Tax

ISSUE
		VALUATION BASIS		YEAR	IN FORCE	IN FORCE	RESERVE
	MORTALITY	INTEREST	VALUATION	RANGE	COUNT	AMOUNT	CREDIT
A. Life Insurance

B. Accidental Death Benefit

C. Disability Active Lives				[Redacted]

D. Disability Disabled Lives

E. Other Please Explain

GRAND TOTAL:

3

SAMPLE

ACCOUNTING SUMMARY

CEDING COMPANY:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

	LIFE	WP	AD	TOTAL
Premiums
First Year
Renewal

Allowances
First Year
Renewal

Adjustments		[Redacted]
First Year
Renewal

Net Due REINSURER
First Year
Renewal

TOTAL DUE

(The above information should be a summary of the detail

information provided to REINSURER.)

4

SCHEDULE D
FACULTATIVE FORMS

Application for Reinsurance
Notification of Reinsurance

[Redacted]

1

Jim Senn, FSA,FCIA

President

October 20, 2004

Mr. Thomas Kalmbach, FSA, MAAA

AVP, Individual Life Pricing

Hartford Life & Annuity Insurance Company

200 Hopmeadow Street

Simsbury, CT 06089

RE:	Termination of all ING Re Reinsurance Agreement(s) for New Business &
ING Re Facultative Offer Expiration

Dear Mr. Kalmbach,

I am writing regarding all reinsurance agreements, including any reinsurance transactions currently under negotiation, in which the company above or any affiliate companies may cede any business to Security Life of Denver Insurance Company or Security Life of Denver International Limited (collectively “ING Re”) (“Reinsurance Agreement(s)”).

This letter will serve as ING Re’s notice to terminate all Reinsurance Agreements for the cession of new business effective as of ninety days after the date of this letter or the earliest date permitted by each Reinsurance Agreement (“Termination Date”). As such, ING Re will not accept cessions of any policies issued after the Termination Date under any Reinsurance Agreement. Additionally, unless expressly permitted by the Reinsurance Agreement(s), ING Re will not accept cessions of policies issued after the Termination Date and backdated prior to the Termination Date.

If ING Re, the company above or any affiliate company previously provided a termination notice for any Reinsurance Agreement, such Reinsurance Agreement will terminate in accordance with those terms and this letter does not supercede such termination.

Finally, any facultative offers made by ING Re pursuant to any Reinsurance Agreements will automatically terminate and expire no later than January 18, 2005 or the earliest date permitted by each facultative offer or each Reinsurance Agreement. If ING Re previously provided a facultative offer with an expiration date prior to January 18, 2005, such facultative offer will expire in accordance with the terms of the offer and this letter does not supercede such expiration date.

Thank you very much for your business through the years.

Sincerely,

/s/ Jim Senn
Jim Senn

President, Security Life of Denver Insurance Company Individual Reinsurance Division and Chief Executive, Security Life of Denver International Limited

cc Valeria Francesco

1290 Broadway • Denver, Colorado 80203-5699

Telephone 303.860.2698 • 800.525.9852

Fax 303.813.2698 • jim.senn@ing-re.com

Security Life of Denver Insurance Company

September 29, 2011

Ms. Donna Jarvis

The Hartford

200 Hopmeadow Street

Simsbury, CT 06089

Ms. Jarvis,

The purpose of this letter is to inform Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, and Hartford Life and Accident Insurance Company (collectively, “The Hartford” or “Hartford”) that Security Life of Denver (“SLD”), by its formal agreement with Hannover Life Reassurance Company of America (“HLR”), effective February 20, 2009, has appointed HLR to perform administrative, actuarial and certain financial reporting services (“Services”) on SLD’s behalf with respect to specific Hartford reinsurance treaties, listed in the attached Schedule (“Treaties”).

As of February 21, 2009 (“Effective Date”), HLR began to provide the Services under and in connection with the Treaties, such services, to include, without limitation:

(i)                           collection of premiums and other amounts,

(ii)        facilitating treaty amendments and addendums,

(iii)       handling and servicing all reinsured liabilities,

(iv)                    providing treaty accounting and financial data reporting services for the Treaties or as provided in the Treaties,

(v)                       administering claims as may be required or permitted under the Treaties,

(vi)                    providing actuarial services,

(vii)                 providing treasury and cash management services,

(viii)              preparing all accounting and actuarial information required to timely meet accounting or tax requirements, and

(ix)                    administering all outbound retrocession contracts.

SLD has also currently authorized HLR to perform reinsurance operational and claim audits on its behalf for the Treaties.

Any information obtained by HLR during the course of any audit or in performance of the Services will be shared with SLD.

SLD hereby indemnifies and holds harmless The Hartford from any and all claims or causes of action which may arise as a result of HLR’s actions, errors, or omissions, in accordance with such audit or the performance of the Services..

HLR will continue to provide the Services and retain the right to conduct operational and claim audits with respect to the Treaties on SLD’s behalf until further notice is provided to The Hartford by either HLR or SLD.

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The HLR contacts for reinsurance administration, treaty and claims purposes will be as follows:

Lisa K. Smith, CLU

SVP, Operations and Denver Site Manager

Hannover Life Reassurance Company of America

1290 Broadway, Suite 1600

Denver, CO 80203, USA

Ph:	720-279-5004
Fax:	720-279-5297
e-mail:	Lisa.Smith@hlramerica.com

Kim Langstaff,

AVP, Compliance Auditor

Hannover Life Reassurance Company of America

13840 Ballantyne Corporate Place, Suite 400

Charlotte, NC 28277, USA

Ph:	704-731-6359
Fax:	704-542-2757
e-mail:	kim.langstaff@hlramerica.com

Please acknowledge The Hartford’s acceptance of this letter by signature in the space below and return the signed copy to my attention.

Sincerely,

/s/ Mary Tuttle
Mary Tuttle
Vice President
Security Life of Denver Insurance Company

Acknowledged and agreed to by

Hartford Life Insurance Company

Hartford Life and Accident Insurance Company

Hartford Life and Annuity Insurance Company

By:	/s/ Donna R. Jarvis

Name:	Donna R. Jarvis

Title:	Vice President & Actuary

Date:	October 14, 2011

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FACULTATIVE
REINSURANCE AGREEMENT
(MONTHLY RENEWABLE TERM)

This Agreement is between

FORTIS BENEFITS INSURANCE COMPANY (FORTIS BENEFITS), 500 Bielenberg Drive, Woodbury, Minnesota 55125

and

SECURITY LIFE OF DENVER INSURANCE COMPANY (SECURITY), Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

SECURITY agrees to reinsure certain portions of FORTIS BENEFITS’ contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, FORTIS BENEFITS and SECURITY have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of July 1, 1997.

FORTIS BENEFITS INSURANCE COMPANY		SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Title:	Vice President	Title:	Executive Director

Date:	2/8/02	Date:	1/3/02

By:		By:	/s/ [ILLEGIBLE]

Title:		Title:	V.P. & Business Operations

Date:		Date:	1/03/02

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